As filed with the Securities and Exchange Commission on May 6, 1998

                                                      Registration No. 333-____

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                       COMMONWEALTH BIOTECHNOLOGIES, INC.
               (Exact name of issuer as specified in its charter)

      Virginia                                                 56-1641133
(State or other jurisdiction of                             (I.R.S. Employer
incorporation of organization)                              Identification No.)

                       911 East Leigh Street, Suite G-19
                            Richmond, Virginia 23219
                    (Address of Principal Executive Offices)
                                   (ZIP Code)

          COMMONWEALTH BIOTECHNOLOGIES, INC. 1997 STOCK INCENTIVE PLAN
                            (Full title of the plan)

             Richard J. Freer, Ph.D., Chairman                          With copies to:
            Commonwealth Biotechnologies, Inc.
             911 East Leigh Street, Suite G-19                     J. Benjamin English, Esq.
                 Richmond, Virginia 23219                   LeClair Ryan, A Professional Corporation
          (Name and address of agent for service)               707 East Main Street, 11th Floor
                                                                    Richmond, Virginia 23219

                      (804) 648-3820                                     (804) 783-2003
   (Telephone number, including area code, of agent for
                         service)


                                           CALCULATION OF REGISTRATION FEE

------------------------- ------------------------ --------------------------- ----------------------------- -------------------
 Title of Securities to        Amount to be        Proposed Maximum Offering    Proposed Maximum Aggregate       Amount of
     be Registered            Registered (1)            Price Per Share               Offering Price          Registration Fee

------------------------- ------------------------ --------------------------- ----------------------------- -------------------


Common Stock                    107,400 (2)                 $ 6.00                       $644,400                    --
------------------------- ------------------------ --------------------------- ----------------------------- -------------------
Common Stock                     11,450 (3)                 $ 8.25                       $ 94,463                    --
------------------------- ------------------------ --------------------------- ----------------------------- -------------------
Common Stock                        700 (4)                 $ 9.25                       $  6,475                    --
------------------------- ------------------------ --------------------------- ----------------------------- -------------------
Common Stock                    200,000 (5)                 $ 9.90                      $1,980,000                   --
------------------------- ------------------------ --------------------------- ----------------------------- -------------------
Common Stock                     90,450 (6)                 $10.50 (7)                   $949,725                    --
------------------------- ------------------------ --------------------------- ----------------------------- -------------------
Total                           410,000                        --                       $3,675,063                 $1,085
------------------------- ------------------------ --------------------------- ----------------------------- -------------------


(1) This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of a stock dividend, stock split, split-up, recapitalization or similar event.
(2) Represents shares of Common Stock reserved for issuance at $6.00 per share upon the exercise of outstanding options granted under the 1997 Stock Incentive Plan (the "Incentive Plan").
(3) Represents shares of Common Stock reserved for issuance at $8.25 per share upon the exercise of outstanding options granted under the Incentive Plan.
(4) Represents shares of Common Stock reserved for issuance at $9.25 per share upon the exercise of outstanding options granted under the Incentive Plan.
(5) Represents shares of Common Stock reserved for issuance at $9.90 per share upon the exercise of outstanding options granted under the Incentive Plan.
(6) Represents shares of Common Stock reserved for issuance upon the exercise of future grants of stock options pursuant to the Incentive Plan.
(7) Estimated pursuant to Rule 457, solely for the purposes of calculating the registration fee, on the basis of the average high and low prices of the Company's Common Stock, without par value, as reported on the Nasdaq SmallCap Market on May 5, 1998.

Prospectus

                                 410,000 SHARES

                       COMMONWEALTH BIOTECHNOLOGIES, INC.

                                  COMMON STOCK

         This Prospectus may be used by certain persons (the "Selling Shareholders") who may be deemed to be affiliates of Commonwealth Biotechnologies, Inc., a Virginia corporation (the "Company"), to sell shares of common stock, without par value per share ("Common Stock"), of the Company, which may be acquired by such persons pursuant to the exercise of all or any portion of certain stock options granted to such persons by the Company pursuant to the Company's 1997 Stock Incentive Plan.

         The Common Stock is traded on the Nasdaq SmallCap Market under the symbol "CBTE." It is anticipated that the Selling Shareholders will offer shares for sale at prevailing prices on the Nasdaq SmallCap Market on the date of sale. All proceeds from any sales of such shares of Common Stock will inure to the benefit of the Selling Shareholders. The Company will receive none of the proceeds from the sale of the shares which may be offered hereby, but may receive funds upon the exercise of the options pursuant to which the Selling Shareholders will acquire the shares covered by this Prospectus, which funds, if any, will be used for working capital. All expenses of registration incurred in connection herewith are being borne by the Company, but all selling and other expenses incurred by the individual Selling Shareholders will be borne by such Selling Shareholders.

         No underwriting is being utilized in connection with this registration of Common Stock and, accordingly, the shares of Common Stock are being offered without underwriting discounts. The expenses of this registration will be paid by the Company. Normal brokerage commissions, discounts and fees will be payable by the Selling Shareholders. The Selling Shareholders and any broker-dealer executing selling orders on behalf of the Selling Shareholders may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act.")

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                     PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

         No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which, or to any person to whom, such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any distribution of the securities made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Company or in any other information contained herein since the date of this Prospectus.

                                 May 6, 1998

                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----

Available Information                                                    3
Incorporation of Certain Documents by Reference                          4
The Company                                                              5
Use of Proceeds                                                          5
Selling Shareholders                                                     6
Plan of Distribution                                                     7
Legal Matters                                                            7
Experts                                                                  7
Certain Forward-Looking Statements                                       8

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The Company has furnished and intends to furnish reports to its shareholders, which will include financial statements audited by its independent certified public accountants, and such other reports as it may determine to furnish or as required by law, including Sections 13(a) and 15(d) of the Exchange Act. Proxy statements, reports and other information concerning the Company can be inspected at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located in the Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy statements and other information regarding registrants that file electronically, and the address of such site is http://www.sec.gov. The Company's Common Stock is listed on the Nasdaq SmallCap Market. Proxy statements, reports and other information concerning the Company can be inspected and copies at the offices of the Nasdaq Stock Market, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed a registration statement (the "Registration Statement") on Form S-8 with respect to the Common Stock offered hereby with the Commission under the Securities Act. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company are incorporated herein by reference as of the dates thereof: (1) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997; and
(2) the description of the Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on October 7, 1997 (File No. 001-13467).

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be deemed to be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Gregory A. Buck, Ph.D., Secretary, Commonwealth Biotechnologies, Inc., 911 East Leigh Street, Suite G-19, Richmond, Virginia 23219.

                                  THE COMPANY

         The Company was founded in 1992 by four experienced research scientists to provide sophisticated research and development support services on a contract basis to the biotechnology industry. The Company's customers consist of private companies, academic institutions and government agencies all of which use biological processes to develop products for health care, agricultural and other purposes. The Company's revenues are derived principally from providing macromolecular synthetic and analytical services (protein/peptide, and DNA/RNA chemistries) to researchers in the biotechnology industry or who are engaged in life sciences research in government or academic labs.

         The Company provides these services to customers on a contract basis and derives its revenues from these services, and not from sales of commercial products resulting from the research. This arrangement distinguishes the Company from many other biotechnology companies in that the Company's revenues are not directly dependent on successfully commercializing a new biotechnology product. The Company has developed a strong reputation as a leading provider of biotechnology research and development analytical services. The Company is focusing its expansion efforts on the maintenance and expansion of long-term relationships with customers in the biotechnology industry and in establishing new customer relationships. The Company has implemented new technologies to provide new services to its customers, and is continuing to develop new products and services to meet the changing needs of its customers.

         In general, the Company serves two types of customers: those who require a discrete set of services ("short-term projects"), and those who contract with the Company on an extended basis for performance of a variety of integrated services ("long-term projects"). More often than not, short-term and long-term project customers sent the Company repeat business.

         The Company also derives a portion of its revenues from research grants funded by various federal government agencies. These research grants support the bulk of the Company's research efforts on its own proprietary technologies. The Company is developing its own technologies in the areas of anti-coagulation, cell targeting and genomic sequence analysis.

         The executive offices of the Company are located at 911 East Leigh Street, Suite G-19, Richmond, Virginia 23219, and its telephone number is (804) 648-3820.

                                USE OF PROCEEDS

         All of the shares of Common Stock are being offered by the Selling Shareholders. The Company will not receive any proceeds from the sale of the shares of Common Stock by any of the Selling Shareholders.

                              SELLING SHAREHOLDERS

The shares of Common Stock covered by this Prospectus are being registered for reoffers and resales by Selling Shareholders of the Company who may acquire such shares pursuant to the exercise of options granted or to be granted under the Incentive Plan. The Selling Shareholders named below may resell all, or a portion, or none of the shares that they acquire or may acquire pursuant to the exercise of options granted or to be granted under the Incentive Plan.

         Key individuals deemed to be "affiliates" of the Company who acquire registered Common Stock under the Incentive Plan may be added to the Selling Shareholders listed below from time to time, either by means of a post-effective amendment hereto or by use of a prospectus filed pursuant to Rule 424 under the Securities Act. An "affiliate" is defined in Rule 405 under the Securities Act as a "person that directly, or indirectly through on or more intermediaries, controls, or is controlled by, or is under common control with," the Company.

         The following table shows (i) the names of the Selling Shareholders;
(ii) the number of shares of Common Stock owned by each Selling Shareholder as of May 6, 1998; (iii) the number of such shares of Common Stock covered by this Prospectus; and (iv) the amount and the percentage of the Common Stock to be owned by each Selling Shareholder after completion of this offering, assuming the sale of all shares of Common Stock covered by this Prospectus:



     Potential Selling          Shares Beneficially                          Amount and Percentage
        Shareholder                  Owned (1)          Shares Offered (2)    of Ownership After Offering (3)
        -----------                  ------             --------------        ---------------------------



Richard J. Freer                     41,798 (4)               78,157                       25,132 / 2.6%
Robert B. Harris                     38,297 (5)               78,157                       21,631 / 2.3%
Gregory A. Buck                      43,359 (6)               79,557                        26,193/ 2.6%
Thomas R. Reynolds                   27,935 (7)               35,529                        11,269/ 1.7%
James H. Brennan                         --                    7,000                            0/ *


----------------------
*     Indicates less than 1% ownership.

(1) Shares of Common Stock that a Selling Shareholder has a right to acquire within 60 days after May 6, 1998 pursuant to the exercise of options, warrants or other rights, including options granted under the Incentive Plan, are deemed to be outstanding for the purpose of computing the number and percentage of shares of Common Stock beneficially owned by such Selling Shareholder, but are not deemed to be outstanding for computing the percentage of ownership of any other Selling Shareholder.
(2) Includes the following number of shares of Common Stock issuable pursuant to options granted under the Incentive Plan which are not exercisable within 60 days after May 6, 1998 and, accordingly, are not included in the first column of this table: Richard J. Freer - 61,491 shares; Robert B. Harris - 61,491 shares; Gregory A. Buck - 62,891 shares (62,091 of which are owned by Dr. Buck and 800 of which are owned by Dr. Buck's spouse); Thomas R. Reynolds - 18,863 shares; and James H. Brennan - 7,000 shares.
(3) Assumes that all shares covered by this Prospectus will be sold by the Selling Shareholders and that no additional shares are purchased or sold by any Selling Shareholder.
(4) Represents 25,132 shares of Common Stock and 16,666 shares of Common Stock underlying options granted pursuant to the Incentive Plan that are exercisable within 60 days after May 6, 1998.
(5) Represents 21,631 shares of Common Stock and 16,666 shares of Common Stock underlying options granted pursuant to the Incentive Plan that are exercisable within 60 days after May 6, 1998.
(6) Represents 26,193 shares of Common Stock owned by Dr. Buck, 16,666 shares of Common Stock underlying options granted to Dr. Buck pursuant to the Incentive Plan that are exercisable within 60 days after May 6, 1998, and 500 shares of Common Stock underlying options granted to Dr. Buck's spouse pursuant to the Incentive plan that are exercisable within 60 days after May 6, 1998.
(7) Represents 11,269 shares of Common Stock and 16,666 shares of Common Stock underlying options granted pursuant to the Incentive Plan that are exercisable within 60 days after May 6, 1998.

                              PLAN OF DISTRIBUTION

         The shares of Common Stock being offered by the Selling Shareholders are offered for their own accounts. The Company will not receive any of the proceeds from any eventual sales of such shares of Common Stock. The shares may be offered by the Selling Shareholders from time to time in transactions through the Nasdaq SmallCap Market, in negotiated transactions, through the writing of options on the shares, or a combination of such methods of sale, at prices related to prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the shares for which broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders and any broker-dealers that act in connection with the sale of the shares offered hereby might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. Shares of Common Stock covered by this Prospectus may also be sold pursuant to Rule 144 under the Securities Act rather than pursuant to this Prospectus.

         The Company currently does not satisfy the requirements of Form S-3 under the Securities Act. As a result, the number of shares of common Stock that may be offered or sold pursuant hereto by each Selling Shareholder and any other person with whom such Selling Shareholder is acting in concert for the purposes of selling shares of Common Stock shall be limited to an amount, during any three-month period, that does not exceed the amount specified in Rule 144(e) promulgated under the Securities Act.

                                 LEGAL MATTERS

         Certain legal matters with respect to the validity of the shares of Common Stock offered hereby have been passed upon by LeClair Ryan, A Professional Corporation, Richmond, Virginia, counsel to the Company.

                                    EXPERTS

         The financial statements appearing in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 have been audited by Goodman & Company, L.L.P., independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                       CERTAIN FORWARD-LOOKING STATEMENTS

         This Prospectus (including the documents incorporated or deemed to be incorporated by reference herein) contain certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to the Company that are based on the beliefs of the management of the Company as well as assumptions made by and information currently available to the management of the Company. When used in this Prospectus, the words "anticipate," "believe," "estimate," "expect," "intend," "plan" and similar expressions, as they relate to the Company or the management of the Company, identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events, the outcome of which is subject to certain risks, including among others general economic and market conditions, the state of the federal, state and local regulatory environment, lack of demand for the Company's services, the ability of the Company's customers to perform services similar to those offered by the Company "in-house" and potential cost containment by the Company's customers resulting in fewer research and development projects. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected, intended or planned.

          PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3            Incorporation of Documents by Reference

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Commonwealth Biotechnologies, Inc., a Virginia corporation (the "Company") are hereby incorporated in and made part of this Registration Statement by reference: (1) the Company's Annual Report on Form 10-KSB, as filed with the Commission on March 31, 1998; and (2) the description of the Company's securities appearing in the Company's Registration Statement on Form 8-A, as filed with the Commission on October 7, 1997 (File No. 001-13467) and all amendments and reports filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4            Description of Securities

                  Not applicable.

Item 5            Interests of Named Experts and Counsel

                  Not applicable.

Item 6            Indemnification of Directors and Officers

         In accordance with Virginia law, Article VI of the Company's Articles of Incorporation provides as follows:

         The Corporation shall indemnify (a) any person who was, is or may become a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of the shareholders of the Corporation, by reason of the fact that he is or was a director or officer of the Corporation, or (b) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of criminal law. A person is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve securities by, him to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested Directors, to enter into a contract to indemnify any Director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

Item 7            Exemption from Registration Claimed

         Restricted securities, if any, to be reoffered or resold pursuant to this Registration Statement will be sold pursuant to prospectus included in this Registration Statement or pursuant to Rule 144 under the Securities Act, and were originally issued by the Company pursuant to an exemption under Section 4(2) of the Securities Act.

Item 8            Exhibits

         Exhibit Number                             Description of Exhibit
         --------------                             ----------------------

               4.1                 Articles of Incorporation of the Company (1)
               4.2                 Bylaws of the Company (1)
               4.3                 Form of Common Stock Certificate (1)
               5.1                 Opinion of LeClair Ryan, A Professional
                                   Corporation (2)
              23.1 Consent of LeClair Ryan, A Professional Corporation (included in Exhibit 5.1)
              23.2                 Consent of Goodman & Company, L.L.C. (2)
              24.1 Powers of Attorney (included in Part II of this Registration Statement)
              99.1 Commonwealth Biotechnologies, Inc. 1997 Stock Incentive Plan (1)

-------------------
(1) Incorporated by reference to the Company's Registration Statement on Form SB-2, Registration No. 333-31731.
(2)      Filed herewith.

         Item 9            Undertakings

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act.

                           (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or the high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 462(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any additional or changed material information on the plan of distribution;

                                      II-

                  Notwithstanding the foregoing, however, the undertakings included in paragraphs (a)(1)(i) and (a)(1)(ii) of this Item do not apply if the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the Company under the Exchange Act.

                  (2) That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Richmond, Commonwealth of Virginia on May 6, 1998.

                              COMMONWEALTH BIOTECHNOLOGIES, INC.

                                       By: /s/ Richard J. Freer, Ph.D.
                                           ---------------------------
                                             Richard J. Freer, Ph.D., Chairman

         Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Richard J. Freer, Ph.D. and Robert B. Harris, Ph.D., and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked by writing) to sign any and all amendments to this Registration Statement (including post-effective amendments and amendments thereto) and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Name                                        Title                           Date
         ----                                        -----                           ----


/s/ Richard J. Freer, Ph.D.         Chairman of the Board                      May 6, 1998
---------------------------         (Principal Executive Officer)
Richard J. Freer, Ph.D.             and Director


/s/ Robert B. Harris, Ph.D.         President and Director                     May 6, 1998
---------------------------
Robert B. Harris, Ph.D.







/s/ Gregory A. Buck, Ph.D.          Senior Vice President, Chief               May 6, 1998
--------------------------          Scientific Officer, Secretary and
Gregory A. Buck, Ph.D.              Director



/s/ Thomas R. Reynolds              Senior Vice President and Director         May 6, 1998
---------------------------
Thomas R. Reynolds

/s/ Charles A. Mills, III           Director                                   May 6, 1998
---------------------------
Charles A. Mills, III


/s/ Peter C. Einselen               Director                                   May 6, 1998
---------------------------
Peter C. Einselen
